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                     MORGAN STANLEY FUNDAMENTAL VALUE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                     AMOUNT OF   % OF     % OF
                                      OFFERING                        SHARES    OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF     TOTAL AMOUNT      PURCHASED PURCHASED  TOTAL
    PURCHASED    TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND    BY FUND ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- -------------------- ---------- --------- ------ ------------------- ----------------
Bank of America  12/03/09      --      $15.000    $19,290,000,000     11,000     0.00%   0.36%     BofA Merrill    Merrill Lynch
 Corp PFD 10.000                                                                                     Lynch, UBS     NY
                                                                                                  Investment Bank

   Wells Fargo   12/15/09      --      $25.000     $10,650,000,000      5,800    0.01%   0.30%     Wells Fargo     Goldman Sachs
     Company                                                                                        Securities,
                                                                                                   Goldman, Sachs
                                                                                                   & Co., Credit
                                                                                                    Suisse, J.P.
                                                                                                   Morgan, Morgan
                                                                                                      Stanley
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